Exhibit 10.4
AMENDMENT NO. 2
to
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
This Amendment No. 2 (this “Amendment”) is entered into on July 1, 2022, between Enstar Group Limited, a Bermuda corporation (“Company”) and Orla M. Gregory (“Executive”) and amends the Amended and Restated Employment Agreement between Company and Executive entered into January 21, 2020, which was amended on September 16, 2021 by Amendment No. 1 (the “Current Employment Agreement”).
BACKGROUND
WHEREAS, Company and Executive have agreed that Executive will serve as “Chief Financial Officer” of Company and wish to amend the Current Employment Agreement to reflect this arrangement.
WHEREAS, Company and Executive agree to further amend the Current Employment Agreement to extend the term of employment until March 1, 2026; and
WHEREAS, Company and Executive agree to make such other changes as are necessary to reflect the change in circumstances and the parties’ intent.
NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:
AMENDED AND ADDITIONAL TERMS
1.Title. Effective as of the date of this Amendment, Executive has agreed to serve as the Chief Financial Officer of Company, which capacity shall also include service as the “principal financial officer” of Company under applicable U.S. Securities and Exchange Commission rules and regulations. Executive shall perform such duties and shall have such authority consistent with the position of “Chief Financial Officer” as may from time to time be specified by the Chief Executive Officer of Company, acting reasonably. Executive shall no longer hold the position or title of Chief Operating Officer.

2.Term. The Term of Executive’s employment, as defined in the Current Employment Agreement, is hereby extended to March 1, 2026, unless sooner terminated in accordance with the provisions of the Current Employment Agreement.

3.Good Reason. Executive and Company agree and acknowledge that the change to Executive’s capacity and duties described in Section 1 above shall not constitute “Good Reason” as defined in Section 4.4(c) of the Current Employment Agreement and Executive is not entitled to any compensation or damages of any kind because of such changes.

4.No Changes to Compensation. There shall be no changes to Executive’s compensation and benefits under the Current Employment Agreement, which shall remain in full force and effect.

5.Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. Facsimile or PDF signatures shall be deemed as effective as originals.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 as of the date first above written.

ENSTAR GROUP LIMITED

By: /s/ Dominic Silvester
Name: Dominic Silvester
Title: Chief Executive Officer

/s/ Orla M. Gregory
Orla M. Gregory

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